UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A

________________________________

(RULE 14a-101)
INFORMATION REQUIRED IN STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

Tattooed Chef, Inc.

(Name of Registrant as Specified in Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

We are filing this amended definitive proxy statement to amend and restate in its entirety the definitive proxy statement on Schedule 14A previously filed on April 21, 2022 (the “Original Filing”) in connection with the Annual Meeting of stockholders to be held on June 2, 2022. We will print and distribute to our stockholders this amended definitive proxy statement in lieu of the Original Filing.

April 26, 2022

DEAR STOCKHOLDER:

It is a pleasure for me to extend to you an invitation to attend the 2022 Annual Meeting of Stockholders of Tattooed Chef, Inc. (the “Annual Meeting”). The Annual Meeting will be held virtually on June 2, 2022, at 9:30 a.m., Pacific Time. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting https://www.cstproxy.com/tattooedchef/2022.

The enclosed Notice of 2022 Annual Meeting of Stockholders and Proxy Statement describes the proposals to be considered and voted upon at the Annual Meeting.

We hope that all stockholders will virtually attend the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, it is important that you be represented. To ensure that your vote will be received and counted, please vote online, by mail or by telephone, by following the instructions included with the proxy card.

On behalf of the Board of Directors and senior management, I would like to express our appreciation for your support and interest in Tattooed Chef, Inc. I look forward to seeing you at the Annual Meeting.

SALVATORE GALLETTI

Chief Executive Officer and Chairman of the Board

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF TATTOOED CHEF, INC.:

The Annual Meeting of Stockholders of Tattooed Chef, Inc. will be held on June 2, 2022, at 9:30 a.m., Pacific Time. Due to continuing concerns about COVID-19, we have adopted a virtual format for the Annual Meeting to provide a safe, consistent and convenient experience to all stockholders regardless of location. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting https://www.cstproxy.com/tattooedchef/2022.

The Annual Meeting of Stockholders is being held for the following purposes:

1.      Election of three Class II directors to hold office for a three-year term and until their respective successors are elected and qualified;

2.      Ratification of the appointment of Deloitte & Touche, LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.      Advisory vote to approve executive compensation; and

4.      Advisory vote on frequency of Say-on-Pay votes.

To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You may vote on these matters in person or by proxy. Whether or not you plan to virtually attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:

•        Vote online or by telephone, by following the instructions included with the proxy card; or

•        Vote by mail, by completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.

Only stockholders of record at the close of business on April 4, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the meeting. This proxy statement and the proxy card were either made available to you online or mailed to you beginning on or about April 29, 2022.

Proxy Voting and Internet Availability of Proxy Materials:

We are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each shareholder. As a result, certain of our shareholders will receive a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Proxy Statement and our 2021 Annual Report over the Internet, instructions on how to vote your shares as well as instructions on how to request a paper copy of our proxy materials, if you so desire.

The Proxy Statement and the 2021 Annual Report and any amendments to the foregoing materials that are required to be furnished to stockholders are available for you to review online at https://www.cstproxy.com/tattooedchef/2022.

By Order of the Board of Directors

STEPHANIE DIECKMANN

Secretary

April 26, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be
Held on June 2, 2022: Our Proxy Statement for the 2022 Annual Meeting of Stockholders is available at https://www.cstproxy.com/tattooedchef/2022.

i

PROXY STATEMENT OF TATTOOED CHEF, INC.

GENERAL INFORMATION

This proxy statement (this “Proxy Statement”) and the accompanying proxy card are being furnished to you in connection with the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Tattooed Chef, Inc. (“Tattooed Chef,” “we,” “us,” “our,” or the “Company”). The Annual Meeting will be held on June 2, 2022, at 9:30 a.m., Pacific Time. Due to our continuing concerns about the coronavirus outbreak (“COVID-19”), the Annual Meeting will be held virtually. We will consider holding in-person meetings once public health conditions have improved and we have determined that it is advisable to do so. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting https://www.cstproxy.com/tattooedchef/2021.

This Proxy Statement is being sent or provided on or about April 29, 2022, to stockholders of record at the close of business on April 4, 2022 (the “Record Date”) of our common stock. As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing this Proxy Statement and proxy card over the internet to most of our stockholders. This means that most of our stockholders will initially receive only a notice containing instructions on how to access the proxy materials over the Internet. If you would like to receive a paper copy of the proxy materials, the notice contains instructions on how you can request copies of these documents at no cost to you.

Your proxy is being solicited by our Board of Directors (our “Board” or “Board of Directors”). Your proxy may be revoked by written notice given to our Secretary at our headquarters at any time before being voted. You may also revoke your proxy by submitting a proxy with a later date or by voting during your virtual attendance at the Annual Meeting. To vote online or by telephone, please refer to the instructions included with the proxy card. To vote by mail, please complete the accompanying proxy card and return it to us as instructed in the accompanying proxy card. Votes submitted online or by telephone or mail must be received by 11:59 p.m., Pacific Time, on June 1, 2022. Submitting your vote online or by telephone or mail will not affect your right to vote virtually during the Annual Meeting, if you choose to do so. Proxies that are properly delivered to us and not revoked before the closing of the polls during the Annual Meeting will be voted for the proposals described in this Proxy Statement in accordance with the instructions set forth in the accompanying proxy card. The Board is currently not aware of any matters proposed to be presented at the Annual Meeting other than (1) the election of three Class II directors, the (2) the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022, (3) an advisory vote to approve executive compensation (“Say-on-Pay”) and (4) an advisory vote on the frequency of Say-on-Pay votes. If any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on that matter. Your virtual presence at the Annual Meeting does not of itself revoke your proxy.

Attendance at the Meeting

This year’s Annual Meeting will be held entirely online due to continuing concerns over the public health impact of COVID-19 and to support the health and well-being of our partners, employees and stockholders. Stockholders of record as of the Record Date will be able to attend and participate in the Annual Meeting online by accessing https://www.cstproxy.com/tattooedchef/2022. To join the Annual Meeting, you will need to have your 16-digit control number, which is included on your notice and your proxy card. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting

The live audio webcast of the Annual Meeting will begin promptly at 9:30 a.m. Pacific Time. Online access to the audio webcast will open approximately 30 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

Log in Instructions

To attend the online Annual Meeting, log in at https://www.cstproxy.com/tattooedchef/2022. Stockholders will need their 16-digit control number, which appears on the notice and the instructions that accompanied the proxy materials. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.

Submitting Questions at the Virtual Annual Meeting

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct (“Rules of Conduct”) that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

The Rules of Conduct will be posted on https://www.cstproxy.com/tattooedchef/2022 approximately two weeks prior to the date of the Annual Meeting.

Availability of Live Webcast to Team Members and Other Constituents

The live audio webcast will be available to not only our stockholders but also our team members and other constituents.

Securities Entitled to Vote

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, a New York corporation, you are considered the “stockholder of record,” with respect to those shares. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote on the Internet or by phone as instructed in the notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the notice to ensure your vote is counted.

Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

Only stockholders of record at the close of business on the Record Date are entitled to notice of the Annual Meeting. Such stockholders may vote shares held by them at the close of business on the Record Date at the Annual Meeting. As of the close of business on the Record Date, there were 82,441,641 shares of common stock outstanding. Each share is entitled to one vote per share on each proposal to be considered by our stockholders.

If you are not a stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.

Matters Scheduled for a Vote

There are three matters scheduled for a vote:

•        Proposal 1:    Election of three directors named in the proxy statement with terms to expire at the 2025 Annual Meeting of Stockholders (“2025 Annual Meeting”);

•        Proposal 2:    Ratification of the selection of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2022;

•        Proposal 3:    Advisory vote to approve executive compensation; and

•        Proposal 4:    Advisory vote on frequency of Say-on-Pay votes (“Say-on-Frequency”).

Aside from the election of three Class II directors, the ratification of the selection of our independent registered public accounting firm, the Say-on-Pay vote and the Say-on-Frequency vote, our Board knows of no matters to be presented at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, shares represented by all proxies received by our Board will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.

Board of Directors Voting Recommendation

Our Board recommends that you vote your shares:

Proposal		Recommendation of the Board
1.	Election of Directors	FOR each of the nominees
2.	Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR
3.	Say-on-Pay (Advisory Vote to Approve Executive Compensation)	FOR
4.	Say-on-Frequency (Advisory Vote on Frequency of Say-on-Pay Votes)	3 YEARS

How to Vote

You may vote “For All”, “Withhold All”, “For All Except” or abstain from voting with respect to each nominee to our Board. For Proposals 2 and 3, you may vote “For”, “Against” or abstain from voting. The procedures for voting are outlined below. For Proposal 4, you may vote for “1 year,” “2 years,” “3 years” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote during the Annual Meeting by attending the Annual Meeting online and following the instructions posted at https://www.cstproxy.com/tattooedchef/2022, by proxy over the Internet, or by phone by following the instructions provided in the notice, or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote during the Annual Meeting if you have already voted by proxy.

1.      To vote during the Annual Meeting, follow the instructions posted at https://www.cstproxy.com/tattooedchef/2022. You will be asked to provide the 16-digit control number from the notice and follow the instructions.

2.      To vote on the Internet, go to www.cstproxy.com to complete an electronic proxy card. You will be asked to provide the 16-digit control number from the notice and follow the instructions. Your vote must be received by 11:59 p.m., Pacific Time, on June 1, 2022 to be counted.

3.      To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m., Pacific Time, on June 1, 2022 to be counted.

4.      To vote by mail, request a paper copy of the proxy materials by following the instructions on the notice and complete, sign, and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Vote Required

In accordance with our amended and restated bylaws (our “Bylaws”), the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business.

The affirmative vote of a plurality of the total votes cast for directors at the Annual Meeting is necessary to elect a director. No cumulative voting is permitted. The three nominees receiving the highest number of votes cast “for” will be elected.

The affirmative vote of a majority of the voting power represented at the Annual Meeting is required to approve the ratification of the appointment of Deloitte as our independent registered public accounting firm. The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the ratification of the appointment of Deloitte as our independent registered public accounting firm.

The affirmative vote of a majority of the voting power represented at the Annual Meeting is required to approve the Say-on-Pay proposal. The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the Say-on-Pay proposal.

The affirmative vote of a plurality of the voting power represented at the Annual Meeting will be considered the stockholders’ preferred frequency for holding an advisory vote on executive compensation. The total number of votes cast “for” will be counted for purposes of determining whether sufficient affirmative votes have been cast to approve the Say on Frequency Proposal.

Abstentions from voting on a proposal by a stockholder at the Annual Meeting, as well as broker nonvotes, will be considered for purposes of determining the number of total votes present at the Annual Meeting. Abstentions will have the same effect as votes “against” the (1) ratification of the appointment of Deloitte as our independent registered public accounting firm, (2) the Say-on-Pay proposal and (3) the Say-on-Frequency proposal. However, abstentions will not be counted as “against” or “for” the election of directors. Broker nonvotes will not be considered in determining the election of directors, the ratification of the appointment of Deloitte as our independent registered public accounting firm, the Say-on-Pay proposal or the Say-on-Frequency proposal.

Salvatore Galletti, our Chief Executive Officer, controls approximately 38% of the total voting power of our issued and outstanding shares as of the Record Date. Please see “Security Ownership of Certain Beneficial Owners and Management” below. Mr. Galletti has indicated his intention to vote: (1) for the election of each of the three director nominees; (2) for the ratification of the appointment of Deloitte as our independent registered public accounting firm, (3) for the Say-on-Pay proposal and (4) for three year frequency on the Say-on-Frequency proposal.

How to Change Your Vote After Submitting Proxy

You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

1.      A duly executed proxy card with a later date or time than the previously submitted proxy;

2.      A written notice that you are revoking your proxy to our Secretary, care of Tattooed Chef, Inc., 6305 Alondra Blvd., Paramount, CA, 90723; or

3.      A later-dated vote on the Internet or by phone or a ballot cast online during the Annual Meeting (simply virtually attending the Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting virtually and voting during the meeting.

Householding

We may satisfy SEC’s rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement, annual report, and Notice of Internet Availability of Proxy Materials to an address shared by two or more stockholders. This process is known as “householding.” This delivery method can result in meaningful cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received prior to the mailing date. Accordingly, for many stockholders who hold their shares through a bank, brokerage firm or other holder of record (i.e., in “street name”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received.

We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement, annual report and/or Notice of Internet Availability of Proxy Materials, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact our Chief Financial Officer at 6305 Alondra Blvd., Paramount, CA, 90723. If your stock is held by a brokerage firm or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage or bank. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact us as indicated above.

How to Obtain the Results of Voting at Annual Meeting

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K filed with the SEC within four business days following the Annual Meeting. If final voting results are not available to us within four business days following the Annual Meeting, we will file a current report on Form 8-K to publish preliminary results and will file an additional current report on Form 8-K to publish the final voting results within four business days of the final voting results being made available to us.

Our Mailing Address

Our mailing address is 6305 Alondra Blvd., Paramount, CA, 90723.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees

We have a classified Board of Directors that currently consists of three Class I directors, three Class II directors and three Class III directors. Our directors are elected for a term of three years, with one class of directors up for election every year. At the 2022 Annual Meeting of Stockholders, we will be electing three Class II directors, while the Class III directors will be elected at the 2023 Annual Meeting of Stockholders and the Class I directors will be elected at the 2024 Annual Meeting of Stockholders.

The Class II nominees recommended by our Board for election at the 2022 Annual Meeting are: Jennifer Fellner, Edward Gelfand, and Daniel Williamson. These nominees are current members of our Board and, if elected, they will serve as directors until the 2025 Annual Meeting or until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

The affirmative vote of a plurality of the total votes cast for directors is necessary to elect a director. This means that the three nominees who receive the most votes will be elected to the three open directorships, even if they get less than a majority of the votes cast. Each nominee has consented to his or her nomination and has advised us that he or she intends to serve if elected. If at the time of the Annual Meeting one or more of the nominees have become unable to serve: (i) shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees; or (ii) a majority of the authorized number of directors constituting our Board may, subject to the applicable requirements of the Director Nomination Agreement, dated as of June 11, 2020, as the same may be amended, supplemented, restated or otherwise modified from time to time, reduce the number of directors constituting our Board or may leave a vacancy until a nominee is identified.

The following table sets forth biographical information for the three Class II nominees to be elected at this Annual Meeting as well as all other directors who will continue serving on our Board following this meeting:

Name	Age	Director Since	Position with the Company
Class II directors nominated for election at the 2022 Annual Meeting of Stockholders:
Jennifer Fellner	56	2020	Director
Edward Gelfand	74	2020	Director
Daniel Williamson	66	2020	Director
Class III directors whose terms expire at the 2023 Annual Meeting of Stockholders:
Paula Ciaramitaro	58	2020	Director
Salvatore “Sam” Galletti	59	2020	Director, Chair of the Board of Directors, President, Chief Executive Officer
Bryan Rosenberg	57	2020	Director
Class I directors whose terms expire at the 2024 Annual Meeting of Stockholders:
David Boris	61	2018	Director
Ryan Olohan	47	2020	Director
Marie Quintero-Johnson	55	2020	Director

Directors Nominated for Election at the Annual Meeting

Edward Gelfand has over four decades of combined legal experience involving business and securities regulation. Mr. Gelfand specializes in public and private securities offerings and syndications, securities compliance and transactions, public company filings, merger and acquisitions, as well as other related practices, including SEC and FINRA defense representation. Mr. Gelfand is an active member of the State Bar of California, and is a partner in the law firm of Gartenberg Gelfand Hayton LLP and also serves as of counsel to the law firm of Gundzik Heeger LLP. Mr. Gelfand has served and continues to serve as corporate securities counsel for several SEC-reporting public companies, including QS Energy, Inc., Rightscorp Inc., Iroquois Valley Farmland REIT, PBC (Regulation A+), Massroots, Inc. and PPOL, Inc. He also serves as corporate counsel to numerous private companies and individuals. Mr. Gelfand has experience across a wide range of industries, including broker-dealers, investment advisers, restaurants, film distribution pro boxing, renewable energies, aeronautics, auto racing, and real estate. Mr. Gelfand has been engaged in private and government practice since 1976. He has previously served as a staff attorney, special counsel, and as a Chief, Branch of Enforcement, in the Los Angeles Regional Office of the U.S. Securities and Exchange Commission. He has also served as an arbitrator for the NASD, now Financial Industry Regulatory Authority (FINRA), and been appointed as a receiver by numerous federal courts. Mr. Gelfand received a B.S. from Roosevelt University in 1970, and a J.D. from the University of San Fernando Valley College of Law in 1976.

Daniel Williamson is currently a consultant and private investor. Mr. Williamson was the founder and past President and CEO of Aspen Medical Products from October 1993 until November 2020. He was responsible for their global operations with offices in United States, Mexico, Germany and Scotland. He was the majority owner of the business until it was sold to the Cortec Group in 2019. Under his leadership, Aspen Medical Products became the premier leader in Spinal Bracing. Prior to founding Aspen Medical Products, Mr. Williamson was the COO and CFO for California Medical Products from 1988 to 1991, and the General Manager for Ladera Medical California from 1991 to 1995, to whom California Medical Products was sold in 1991. Mr. Williamson began his career in 1978 at American Hospital Supply Corporation, which subsequently merged with Baxter International. He has held positions in operations, finance and accounting for multiple divisions of both companies. Mr. Williamson won the EY Entrepreneur Award for Orange County CA in 2017 for his innovative leadership at Aspen. Mr. Williamson also serves as the Chairman of Alger Precision Manufacturing, Reflections Holdings and Deep Roots Bible Curriculum. He is also on the Board of Focal Point Ministries and The Premier Christian Education Group. Mr. Williamson has a Bachelor of Science degree in Accounting from Miami University in Ohio and holds a CPA.

Jennifer Fellner is a veteran communications consultant with 30 years of broad public relations experience at national communication agencies helping a wide range of clients from start-ups developing brands to Fortune 500 companies successfully communicating with stakeholders across industries spanning consumer products, technology, food and politics. She has been privileged to work with brands such as Apple Computer, Annie’s Organics, Brinker International, Clif Bar, ESPN, Hasbro, Horizon Organic, Intuit, LeapFrog Toys, Lundberg Family Farms, Peet’s Coffee & Tea, Polycom, Safeway, SEGA, Seiko and Toys “R” Us among others. Dedicated to delivering fresh ideas, measurable results and strategic insights, she recently founded Ally Advisers, a Communications Consultancy. Ms. Fellner’s focus on reputation management and sustainability gives her deep experience in financial communications, executive communications, influencer relations and social media, as well as issues management, counseling clients with challenges ranging from exploding toys, food manufacturing safety issues and online financial fraud. Ms. Fellner’s focus on Reputation Management and Sustainability gives her deep experience in financial communications, executive communications and speechwriting, as well as crisis communications and issues management, counseling clients with challenges ranging from exploding toys, food tampering to online financial fraud. Ms. Fellner was contracted to provide marketing assistance to us for the year ended December 31, 2021. Ms. Fellner directed all aspects of marketing communication including advertising, digital, social and content initiatives, promotions, PR, events and partnerships and led the annual marketing function planning process, establishing marketing goals and strategies, tactical plans, and a performance dashboard that includes all critical key performance indicators. We paid approximately $0.10 million for the services provided during the year ended December 31, 2021.

Directors Continuing in Office Until the 2023 Annual Meeting

Salvatore “Sam” Galletti has served as our President and CEO since our founding in 2009 as Stonegate Foods, Inc. Mr. Galletti has over 35 years’ experience in the food industry including prior operational and investor roles at Tattooed Chef, Sonora Mills, Good Karma Foods, and others, where he gained experience manufacturing a variety of products including seafood, breaded vegetables, grilled chicken and other organic foods. Through these prior roles, he has established key relationships with many of the retailers who now carry our products. Mr. Galletti initially intended that we be primarily an importer of Italian vegetables and other products, having realized the quality of produce from Italy surpassed that of available comparable produce from the U.S. Following our entrance into private label production and manufacturing of frozen products in our own facility, the name was changed to Ittella International in 2015. Mr. Galletti also serves as one of our directors.

Bryan Rosenberg has held executive management positions within food and beverage companies for over 30 years. Mr. Rosenberg is the President and CEO of Thai Union North America. He is responsible for its two operating companies, Chicken of the Sea International (COSI) and Chicken of the Sea Frozen Foods (COSFF). The two subsidiaries have annual revenue of approximately $1.4 billion and provide the greatest portion of revenue globally for Thai Union, the world’s largest producer of shelf-stable tuna products with annual sales exceeding $4.3 billion and a global workforce of over 47,000 people. Prior to his current role, Mr. Rosenberg served as President and CEO of COSFF since he established the Company in 2006 in partnership with Thai Union. Under Mr. Rosenberg’s leadership, COSFF has become the largest importer of shrimp, lobster, and crab meat in the US, selling into all channels of trade with annual revenue approaching $1.1 billion. Mr. Rosenberg also serves on the Board of Advisors for the Department of Economics at University of California, Santa Barbara, where he is a Magna Cum Laude graduate with a B.A. in Business Economics.

Paula Ann Ciaramitaro is a seasoned financial executive with more than 25 years of experience in the food industry. She has served as the Controller for J&D Seafoods, Inc. since 1994 and has extensive experience managing accounts receivable, accounts payable, inventory and trading, product sourcing and creation, developing trading strategies in a very competitive seafood market, and much more. Prior to her position with J&D Seafoods, she founded her own travel agency, M.A.P. Travel, Inc., which she operated from 1982 to 1987. Through June 30, 2020, Ms. Ciaramitaro served as the President of the University of Southern California (“USC” or the “University”) Town and Gown, which is the largest USC alumni organization in existence and oversaw a $46 million budget for the organization. She currently serves as an advisor to the Board of Town and Gown. She has been highly involved with philanthropic and fundraising efforts for the University and was instrumental in working with the USC Board of Trustees to coordinate a $6 billion fundraising effort for the University. She graduated from the University of Southern California in 1985 with a B.S. in Business Administration and a Master of Business Administration from the University of Phoenix in June 2010.

Directors Continuing in Office Until the 2024 Annual Meeting

Ryan Olohan is the managing director of Food, Beverage and Restaurants at Google. Ryan started his career at Google in 2007, first overseeing the consumer packaged goods industry and has spent the past seven years as a thought leader in healthcare as the Managing Director of Google Healthcare. He leads the teams responsible for developing and managing Google’s relationships with the foremost innovators in the food, beverage and restaurant space. Mr. Olohan’s teams partner with the largest restaurant advertisers in the world to build their brands though utilizing Google’s vast search, display, mobile, online video, and other platforms. As head of the Food Industry team, Mr. Olohan is responsible for driving the teams’ strategy, industry and consumer insights, operational excellence, and thought leadership.

David Boris has served as Co-Chief Executive Officer, Chief Financial Officer and Director of Forum Merger I Corporation (“Forum I”) from its inception in November 2016 until Forum I’s business combination with ConvergeOne and served as a member of ConvergeOne’s board of directors from the business combination until ConvergeOne’s acquisition by CVC in January 2019 at $12.50 per share. He was Co-Chief Executive Officer, Chief Financial Officer and Director of Forum Merger II Corp from its inception in August 2018 until its business combination with Myjojo, Inc. Mr. Boris was the Co-Chief Executive Officer, Chief Financial Officer and Director of Forum Merger III Corp until its merger with Electric Last Mile Solutions. He is currently Co-CEO and CFO of Forum Merger IV Corp. Mr. Boris has been the Co-Chief Executive Officer of Form Merger IV Corp. since March 2021. He has over 30 years of Wall Street experience in mergers and corporate finance and has been involved in approximately 20 SPAC transactions as an advisor, investment banker and/or officer or board member, including over ten business combinations totaling over $5.0 billion. Mr. Boris was a Director of Pacific Special Acquisition Corp. from July 2015 until August 2017. From November 2010 to May 2013, Mr. Boris served as Chairman of Primcogent Solutions LLC, leading the board during the period of the company’s preparation to seek reorganization by way of a voluntary bankruptcy petition, which was filed in 2013. Mr. Boris served as Senior Managing Director and Head of Investment Banking at Pali Capital, Inc., an investment banking firm, from 2007. Mr. Boris served as President of Ladenburg Thalmann Group Inc. from 1999 to 2000, and was also Executive Vice President and Head of Investment Banking at Ladenburg Thalmann & Co. Inc. from 1998 to 2000. In addition, he was a co-founder, director, and a principal stockholder of Brenner Securities Corporation and its successors. Prior to Brenner, Mr. Boris was at Oppenheimer & Company Inc., as a Senior Vice President and Limited Partner. Mr. Boris began his career as a member of the Business Development Group of W.R. Grace & Company, from 1984 to 1985. He is an active member of the Young Presidents’ Organization, an organization with over 25,000 members who are in the top position of a qualifying company or division and are directly responsible for all operations of such business or division. Mr. Boris received a M.B.A. from Columbia University Business School and a B.A. from Vassar College, cum laude.

Marie Quintero-Johnson has over 30 years of combined food and beverage experience. Currently, she serves as Vice President, M&A, Insights, and Corporate Real Estate for The Coca-Cola Company, a role she has held since 2002. In her current role, Ms. Quintero-Johnson supports the development and implementation of Coca-Cola’s global strategy through various growth, efficiency, and scale initiatives. During her tenure, the Coca-Cola Company has completed more than $40 billion worth of transactions in over 100 countries, and has significantly increased the number of brands under its corporate umbrella. Prior to joining the Coca-Cola Company in 1992, Ms. Quintero-Johnson began her career at Coopers & Lybrand (n.k.a PricewaterhouseCoopers). Ms. Quintero-Johnson currently sits on the Board of Coca-Cola Beverages Africa, Coca-Cola Bottling of Egypt, Atlanta Downtown Improvement District, and Cristo Rey Atlanta high School. She received her M.B.A. from the Darden Graduate School of Business Administration, University of Virginia, and her B.S. in Accounting and International Business from Georgetown University. Ms. Quintero-Johnson is a Certified Public Accountant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES NAMED HEREIN (ITEM NO. 1 ON THE ENCLOSED PROXY CARD).

EXECUTIVE OFFICERS

General

The table below identifies, and provide certain information concerning, our current executive officers other than our current President and Chief Executive Officer, whose information is included above.

Name	Position	Age
Stephanie Dieckmann	Chief Financial Officer and Secretary	43
Giuseppe Bardari	President, Ittella Italy	45
Sarah Galletti	Chief Creative Officer	35
Matthew Williams	Chief Growth Officer	51
Gaspare Guarrasi	Chief Operating Officer	63

Stephanie Dieckmann served as our COO from 2017 to 2021 and currently serves as our CFO. She has over 12 years of combined food industry experience. In her role as CFO, she oversees all of our accounting, business support, financial planning and analysis, treasury, real estate and tax functions. Ms. Dieckmann was appointed as our CFO on April 15, 2021. In her role as COO, Ms. Dieckmann is primarily responsible for all operations in the U.S. and helped spearheaded growth from approximately $32.5 million in sales in 2017 to approximately $148.5 million in 2020. Prior to joining us, Ms. Dieckmann was CFO at APPA Fine Foods, a private label food manufacturer of fresh ready to eat, frozen meals, and grilled chicken products, where she worked for over seven years. She also held a financial controller position with The Perfect Bite Co., a gourmet frozen appetizer company. During her time at APPA Fine Foods, Ms. Dieckmann became acquainted with Mr. Galletti, who was a former investor in that company.

Giuseppe Bardari is the current President of Ittella Italy, our wholly-owned subsidiary. Mr. Bardari joined us in 2010 as a Director of International Business Development, a position which he held for seven years, and was responsible for the procurement of items from Italy and managing the process of items leaving Italy and arriving in the United States. In 2017, he became President of our Italian division, Ittella Italy. Mr. Bardari is responsible for overseeing all operations of Ittella Italy, which includes managing relationships with local growers, procuring imported ingredients and the exporting of finished products. Mr. Bardari holds additional frozen food industry experience from over six years spent as an export manager for Gias Spa. He holds a Degree in Economics from Messina University and MBA with specialization for Hi-Tech from Sdipa/Bocconi. Mr. Bardari continues to oversee all Italian operations.

Ittella Italy is involved in certain litigation related to the death of an independent contractor who fell off the roof of Ittella Italy’s premises while performing pest control services. The case was brought by five relatives of the deceased worker. The five plaintiffs are seeking collectively 1,869,000 Euros from the defendants. In addition to Ittella Italy, the pest control company for which the deceased was working at the time of the accident is a co-defendant. Furthermore, under Italian law, Mr. Bardari, the president of an Italian company, is automatically criminally charged if a workplace death occurs on site. Ittella Italy has engaged local counsel, and while local counsel does not believe it is probable that Ittella Italy or its president will be found culpable, Ittella Italy cannot predict the ultimate outcome of the litigation. Procedurally, the case remains in a very early stage of the litigation. Ultimately, a trial will be required to determine if the defendants are liable, and if they are liable, a second separate proceeding will be required to establish the amount of damages owed by each of the co-defendants. Both co-defendants have insurance policies that may be at issue in the case. Ittella Italy believes any required payment could be covered by its insurance policy; however it is not possible to determine the amount at which the insurance company will reimburse Ittella Italy or whether any reimbursement will be received at all. Based on information received from its Italian lawyers, Ittella Italy believes that the litigation may continue for a number of years before it is finally resolved.

Sarah Galletti holds the title of “Tattooed Chef” and Chief Creative Officer and since 2014 has led our transition from a producer of private label frozen vegetables to a branded, innovator of frozen plant-based meals and snacks. She is primarily responsible for the development of new products as well as the strategic and creative direction of the Tattooed Chef brand. Ms. Galletti remains highly involved in our sales and marketing efforts, including management of the Tattooed Chef brand’s digital marketing platform and development of our online direct-to-consumer functionality. Prior to her involvement with us, Ms. Galletti spent time in Italy working as a pizza and pastry chef at various eateries. Ms. Galletti’s time abroad led to her inspiration for the Tattooed Chef brand, having recognized a lack of high-quality, plant-based options available within the U.S. Since 2014, Ms. Galletti worked with us to develop and create the Tattooed Chef brand as an expression of her passion to supply consumers with unique, clean label, plant-based meals and other food products.

Matthew Williams has served as our CGO since 2020. Mr. Williams has over 25 years of experience in sales leadership and general management roles in the consumer packaged goods industry, most recently as the President of food brands for Sugar Mountain, a creative food company with brands Beecher’s Handmade Cheese and Mishima Reserve American Wagyu, since March 2019. Prior to his role at Sugar Mountain, he served as Senior Vice President for Dean Foods from August 2014 until March 2019. In his most recent role with Dean Foods, he was Senior Vice President of the frozen business unit, where he was responsible for sales and marketing of Dean’s branded and private label ice cream business.

Gaspare Guarrasi has served as our COO since November 2021. Mr. Guarrasi has more than 30 years of experience in operations, manufacturing, and supply chain management. Prior to joining Tattooed Chef as Director of Operations in August 2021, Mr. Guarrasi served as the Chief Executive Officer of Frog Environmental and Stormwater Systems from 2007 to 2020. From 1994 to 2006, Mr. Guarrasi was the Founder, President, Chief Financial Officer and Chief Operations Officer of Certi-Fresh Foods, a food manufacturing company specializing in seafood, meats, and specialty breaded products and meals. From 1993 to 1994, he held a senior financial position at Randall Farms and, from 1988 to 1993, he served as Chief Financial Officer and Chief Operating Officer of Galletti Brothers Foods. Mr. Guarrasi began his career at Price Waterhouse Coopers.

Family Relationships

Salvatore Galletti is the father of Sarah Galletti.

CORPORATE GOVERNANCE MATTERS

Director Independence

Our Board has determined that, other than Mr. Galletti, each of the members of our Board is an independent director within the meaning set forth under applicable rules of the Nasdaq Stock Market. Mr. Galletti does not meet the requirements for director independence because he serves as our President and Chief Executive Officer.

Board of Directors and Committees and Selection Process

Our Board held five regular meetings and no special meetings in 2021 and acted by unanimous written consent on two occasions during 2021. Each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of our Board held during the period in which he or she was a director and (ii) the total number of meetings held by all committees of our Board on which he or she served.

Directors are elected annually and serve until their successors are duly elected and qualified or their earlier resignation or removal. Officers serve at the discretion of our Board.

Board Diversity Matrix (as of April 4, 2022)

The table below provides certain highlights of the composition of our Directors and Director Nominees as of April 4, 2022. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Size:
Total Number of Directors	9
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	4	3	0	2
Number of directors who identify in any of the categories below:
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Demographic Background Undisclosed	2

Committees of the Board of Directors

Our Board has four committees: the audit committee, the compensation committee, the nominating and corporate governance committee, and the food safety committee. The following table identifies the independent members of our Board and lists the members and chairperson of each of these committees:

Name	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Food Safety Committee
Bryan Rosenberg	I		C		X
Paula Ciaramitaro	I	X		X
Edward Gelfand	I	C		X
Daniel Williamson	I			C
Jennifer Fellner	I		X
Ryan Olohan	I				C
David Boris	I		X
Marie Quintero-Johnson	I	X			X

____________

I = Director is independent

X = Current member of committee

C = Current member and chairman of the committee

Audit Committee

The audit committee oversees our corporate accounting and financial reporting process. Specific responsibilities of our audit committee include:

•        selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•        helping to ensure the independence and performance of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing policies on risk assessment and risk management;

•        reviewing related party transactions;

•        obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•        approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

The audit committee consists of Edward Gelfand, Paula Ciaramitaro and Marie Quintero-Johnson, with Mr. Gelfand serving as the chair of the committee. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that all of the members of the audit committee are independent directors as defined under the applicable rules and regulations of the SEC and Nasdaq with respect to audit committee membership. Our Board has also determined that Mr. Gelfand and Ms. Ciaramitaro qualify as our “audit committee financial experts,” as that term is defined in Item 407(d)(5) of Regulation S-K. Our

Board has also determined that each member of the audit committee has the requisite financial expertise required under the applicable requirements of Nasdaq. During 2021, the audit committee held eight meetings and acted by unanimous written consent on zero occasions.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Specific responsibilities of the compensation committee will include:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•        reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;

•        reviewing on an annual basis our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        if required, producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee consists of David Boris, Jennifer Fellner and Bryan Rosenberg, with Mr. Rosenberg serving as the chair of the committee. Our Board has determined each member is a ”non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The primary purpose of the compensation committee is to discharge the responsibilities of our Board to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. During 2021, the compensation committee held four meetings and acted by unanimous written consent on zero occasions.

Compensation Setting Process

Under its charter, the compensation committee is responsible for, among other things, reviewing compensation arrangements for any person designated by the Board as an “officer” as defined in Rule 16a-1 for purposes of Section 16 of the Exchange Act of 1934 (each a “Section 16 Officer”), including our Chief Executive Officer. In exercising this authority, the compensation committee reviews and approves corporate goals and objectives relevant to Section 16 Officer compensation at least annually; evaluates executive officer and CEO performance in light of such goals and objectives, including the relationship of such compensation to corporate performance; and, based on such evaluation, determines the level of executive officer and CEO compensation. Our compensation committee may form subcommittees for any purpose that the committee deems appropriate and may delegate to such subcommittees such power and authority as the committee deems appropriate.

The compensation committee then reviews the recommendations and other data and makes decisions as to the total compensation for each executive officer, as well as the allocation of the amount of total compensation between base salary, bonus, incentive or performance-based compensation, and equity awards. No executive officer has any role in approving his or her own compensation. The compensation committee regularly meets in executive session, without members of the management team present, when discussing and approving executive compensation.

Compensation Consultant

The compensation committee has the sole authority to retain the services of compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist the committee in carrying out its responsibilities. During 2021, the compensation committee did not engage a compensation consulting firm.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.

The nominating and corporate governance committee consists of Messrs. Ciaramitaro, Williamson, and Gelfand. Our Board has determined each member is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is Mr. Williamson. Specific responsibilities of the compensation committee will include:

•        making recommendations to our Board regarding candidates for directorships;

•        making recommendations to our Board regarding the size and composition of our Board;

•        making recommendations for compensation for Board members;

•        overseeing our corporate governance policies and reporting; and

•        making recommendations to our Board concerning governance matters.

During 2021, the nominating and corporate governance committee held two meetings and acted by unanimous written consent on zero occasions.

With respect to Board membership, the nominating and corporate governance committee’s goal is to assemble a Board that brings a variety of perspectives and skills derived from high quality business and professional experience.

Our Board believes that directors should have diversity of knowledge base, professional experience and skills, and actively seeks director candidates who bring such diversity, in addition to diversity of age, gender, nationality, race, ethnicity and sexual orientation. When considering whether to recommend any candidate for inclusion in our Board’s slate of recommended director nominees, including candidates recommended by our stockholders, the nominating and corporate governance committee will review the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest, existing time commitments and the ability to act in the interests of all stockholders. Once a potential qualified candidate is identified, multiple members of the nominating and corporate governance committee will interview that candidate. The committee may also ask the candidate to meet with non-committee members of our Board and/or members of management and, if the committee believes a candidate would be a valuable addition to our Board, it will recommend that candidate to the full Board.

Pursuant to the terms of its charter and our corporate governance guidelines, the nominating and corporate governance committee will consider qualified director candidates suggested by our stockholders. Stockholders may recommend individuals for the nominating and corporate governance committee to consider as potential director candidates by submitting the candidate’s name, contact information and biographical information in writing to the “Tattooed Chef nominating and corporate governance committee” c/o Chief Financial Officer, 6305 Alondra Blvd., Paramount, CA, 90723. The biographical information and background materials of any such candidate will be forwarded to the nominating and corporate governance committee for its review and consideration. The committee’s review process for candidates identified by our stockholders is essentially identical to the review process for candidates identified by the committee. In addition to the process discussed above regarding the consideration of the nominating and corporate governance committee of candidates suggested by our stockholders, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders.

Food Safety Committee

The food safety committee consists of Messrs. Olohan, Quintero-Johnson, and Rosenberg. The chairperson of the food safety committee is Mr. Olohan. Specific responsibilities of the food safety committee will include:

•        overseeing management’s performance of complying with food safety laws;

•        reviewing and evaluating practices, procedures, strategies and initiatives to protect food safety;

•        reviewing and evaluating trends, issues and concerns which affect or could affect our food safety practices, and the risks arising therefrom, in light of our overall efforts related to food safety;

•        obtaining reports from members of management as the committee deems necessary or desirable in connection with our practices, procedures, strategies and initiatives relating to food safety, and risks arising therefrom;

•        identifying, investigating and addressing allegations of potential non-compliance with applicable laws and regulations;

•        reviewing and evaluating any corrective action taken by management to address any food safety related risks or incident, if any, and advising the Board regarding any proposed action in relation thereto; and

•        overseeing our response to stockholder proposals relating to food safety.

During 2021, the food safety committee held no meetings and acted by unanimous written consent on zero occasions.

Audit Committee’s Pre-Approval Policies and Procedures

In accordance with the audit committee’s pre-approval policies and procedures and the requirements of applicable law, all services to be provided by Deloitte are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services and other permissible non-audit services. Pre-approval is generally provided by the full audit committee for up to a year and is detailed as to the particular defined tasks or scope of work and is subject to a specific budget. In some cases, the audit committee has delegated authority to the Chairperson of the audit committee to pre-approve additional services, and any such pre-approvals granted by the Chairperson must then be communicated to the full audit committee at or prior to the next scheduled audit committee meeting. When assessing whether it is appropriate to engage the independent registered public accounting firm to perform a service, the audit committee considers, among other things, whether these services are consistent with the independent registered public accounting firm’s independence and whether these services constitute prohibited non-audit functions under Section 201 of the Sarbanes-Oxley Act of 2002. The audit committee considered the provision of the services by Deloitte prior to its appointment as our auditor and determined that the provision of such services was compatible with maintaining the independence of Deloitte.

Board’s Role in Risk Oversight

Our Board has ultimate responsibility for oversight of our risk management processes. Our Board discharges this oversight responsibility through regular reports received from and discussions with senior management on areas of material risk exposure to us. Our Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to our business. While the full Board has overall responsibility for risk oversight and is currently overseeing our business continuity risks, such as risks relating to the COVID-19 pandemic, it is supported in this function by the audit committee, compensation committee, nominating and corporate governance committee, and food safety committee. Each of the committees regularly reports to our Board.

Board Leadership Structure

Our Bylaws provide that the same person may serve Chairperson of the Board and the Chief Executive Officer. Salvatore Galletti currently serves as the Chief Executive Officer and Chairperson of the Board. We believe that Mr. Galletti, as a Company executive, is in the best position to fulfill the Chairperson’s responsibilities, including those related to identifying emerging issues facing us, communicating essential information to our Board about our performance and strategies, and proposing agendas for our Board. We believe his in-depth knowledge of our business and his extensive executive and management experience makes him uniquely well positioned to lead our Board in developing and monitoring our strategic direction.

Other Information about the Board of Directors

Committee Charters and corporate governance guidelines

Our corporate governance guidelines, charters of the audit committee, compensation committee, nominating and corporate governance committee and food safety committee and other corporate governance information are available under the Corporative Governance section of the Investor Information page of our website at www.tattooedchef.com, or by writing to our Chief Financial Officer at our offices at 6305 Alondra Blvd., Paramount, CA, 90723.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of ethics is available on our website at www.tattooedchef.com. To the extent required by law, we expect to disclose any amendments to the code, or any waivers of its requirements, on our website.

Annual Meeting Attendance

Although we do not have a policy with regard to Board members’ attendance at our annual meetings of stockholders, all of our directors are encouraged to attend such meetings. We expect that all of our directors will attend the 2022 Annual Meeting. All of our directors attended the 2021 Annual Meeting.

Board Criteria

In considering whether to recommend a prospective nominee for selection by our Board, including candidates recommended by stockholders, the nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. However, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a diverse mix of experience, knowledge, and abilities that will allow our Board to fulfill its responsibilities. The nominating and corporate governance committee recommends, if necessary, measures to be taken so that our Board reflects the appropriate balance of, among other things, experience, knowledge, and abilities required for our Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.

A stockholder who wishes to recommend a prospective nominee for our Board should notify our Secretary or any member of the nominating and corporate governance committee in writing with whatever supporting material the stockholder considers appropriate. The nominating and corporate governance committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Bylaws relating to stockholder nominations. Communications can be directed to our Chief Financial Officer or Secretary or any member of the nominating and corporate governance committee in accordance with the process described in “Stockholder Communications” below.

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The audit committee has selected Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Deloitte has been engaged by us since March 25, 2022. Representatives of Deloitte are expected to be present at the 2022 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our and our stockholders’ best interests.

Change in Auditor

On March 25, 2022, the audit committee approved the engagement of Deloitte as our independent registered public accounting firm, effective immediately, to audit our consolidated financial statements for the year ended December 31, 2022. On March 21, 2022, BDO USA, LLP (“BDO”), the Company’s previously engaged independent registered public accounting firm, notified us that it has declined to stand for re-election in 2022. On March 25, 2022, we disclosed BDO’s decision to decline to stand for re-election in 2022 in a current report on Form 8-K.

BDO’s report on our consolidated financial statements as of December 31, 2021 and 2020 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. However, BDO’s audit report on our internal control over financial reporting as of December 31, 2021 contained an adverse opinion due to the material weaknesses noted below. BDO was not required to report on our internal control over financial reporting as of December 31, 2020. As previously reported, on March 7, 2022, our Board, based on consultation with our management and upon the recommendation of the audit committee, concluded that our unaudited interim consolidated financial statements for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, each as previously filed with the SEC, should no longer be relied upon due to material errors in those financial statements. The effects of these errors on our unaudited interim consolidated financial statements for such periods were reported within our annual report on Form 10-K for the year ended December 31, 2021. We will file amended quarterly reports on Form 10-Q with the SEC for the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021 to include the restated unaudited interim consolidated financial statements as soon as practicable (the “Restatement”). During the period of BDO’s engagement, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of BDO’s engagement, except for the Restatement and the material weaknesses in our internal control over financial reporting disclosed in our annual reports on Form 10-K for the years ended December 31, 2021 and 2020, related to not maintaining appropriately designed entity-level controls impacting the control environment, risk assessment procedures, effective monitoring controls and control activities to prevent or detect material misstatements to the consolidated financial statements.

During the period from May 4, 2018 (our predecessor’s inception) through December 31, 2021 and the subsequent interim period preceding the engagement of Deloitte, we did not consult Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Vote Required

The affirmative vote of the holders of a majority of the votes cast either virtually during the annual meeting or represented by proxy at the annual meeting will be required to ratify the selection of Deloitte for our fiscal year ending December 31, 2022. Abstentions will not be counted as votes cast on this proposal. No broker non-votes are expected to exist in connection with this proposal.

Salvatore Galletti, our Chairperson and Chief Executive Officer, controls approximately 38% of the total voting power as of the Record Date. Please see “Security Ownership of Certain Beneficial Owners and Management” below.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND A VOTE
“FOR” PROPOSAL 2 (ITEM NO. 2 ON THE ENCLOSED PROXY CARD).

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table summarizes the fees billed by BDO, our auditor for the periods in question, for professional services rendered during 2021 and 2020:

	2021	2020
Audit Fees(1)	$1,905,559	$539,271
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees For Services	$1,905,559	$539,271

____________

(1)      Audit fees represent the aggregate fees billed to us by BDO for professional services rendered for (i) the audit of our annual consolidated financial statements and for the effectiveness of internal control over financial reporting, and for the reviews of our consolidated financial statements included in our Form 10-Q filings for each applicable fiscal quarter; and (ii) for audit procedures performed in connection with our Forms S-1, S-1/A, S-3 and S-8 filings.

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference by any general statement into any past or future filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that Tattooed Chef, Inc. and its subsidiaries (collectively, the “Company”) specifically incorporates this information by reference into such filing, and shall not otherwise be deemed filed under such Acts.

The purpose of the audit committee is to oversee, on behalf of the entire Board: (a) our accounting and financial reporting processes, (b) the audits of our financial statements, (c) the qualifications, independence and performance of the public accounting firm engaged our independent registered public accounting firm to prepare or issue an audit report on our financial statements, (d) the performance of our internal auditor and independent registered public accounting firm, and (e) conduct an appropriate review and oversight of all related party transactions for potential conflict of interest and report to the full Board on any approved transactions.

The audit committee annually reviews the performance of its duties under its charter. The charter complies with all current regulatory requirements, including requirements pertaining to the Nasdaq Stock Market listing standards definitions, provisions and applicable exceptions concerning the independence of audit committee members.

In 2021, the audit committee held eight meetings. The audit committee’s meeting agendas are established by the audit committee chairperson. The audit committee or its chairperson met with the senior members of the Company’s financial management team prior to each meeting.

The audit committee appointed Deloitte as our independent registered public accounting firm for the year ended December 31, 2022, and reviewed with our financial managers, the independent registered public accounting firm, and our internal auditor, overall audit scopes and plans, the results of internal and external controls and the quality of our financial reporting.

Our management is primarily responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. As our independent registered public accounting firm, Deloitte is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted accounting standards and for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States of America.

The audit committee has reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2021. The audit committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The audit committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with the independent registered public accounting firm that firm’s independence from us and our management. The audit committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with the auditor’s independence.

Based on the audit committee’s reviews and discussions referred to above, the audit committee recommended to our Board that the audited consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC.

The audit committee is composed of Edward Gelfand, Chairman, Paula Ciaramitaro and Marie Quintero-Johnson.

AUDIT COMMITTEE

Edward Gelfand, Chairman
Paula Ciaramitaro
Marie Quintero-Johnson

April 26, 2022

PROPOSAL NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables, and the narrative disclosures that accompany the compensation tables.

Our executive compensation program reflects the size, scope, and success of our business, as well as the responsibilities of our named executive officers. We believe our compensation philosophy appropriately rewards performance and is aligned with the long-term interests of our stockholders. We encourage stockholders to read the compensation discussion, beginning on page 25 of this Proxy Statement, which describes our executive compensation philosophy and the decisions made by the compensation committee in 2021.

We value the feedback provided by our stockholders, and are open to having discussions with our stockholders regarding various corporate governance topics, including executive compensation, and take into account the views of stockholders regarding the effectiveness of our executive compensation program.

Stockholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the compensation tables and the narrative disclosures that accompany the compensation tables), is hereby approved.

As an advisory vote, this proposal is not binding on us, our Board, or the compensation committee. However, the compensation committee and our Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

It is expected that the next Say-on-Pay vote will occur at the 2025 annual meeting of stockholders.

The Board recommends a vote FOR Proposal No. 3

VOTE REQUIRED

Approval of Proposal No. 3 requires the affirmative vote of (i) a majority of the shares present or represented by proxy and voting at the Annual Meeting and (ii) a majority of the shares required to constitute a quorum.

PROPOSAL NO. 4 — ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION

As described in Proposal No. 3 above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This Proposal No. 4 affords stockholders the opportunity to cast an advisory vote on how often we should include a Say-on-Pay proposal in our proxy materials for future annual stockholder meetings or any special stockholder meeting for which we must include executive compensation information in the proxy statement for that meeting. Under this Proposal No. 4, stockholders may vote to have the Say-on-Pay vote every year, every two years, or every three years.

As an advisory vote, this proposal is not binding on us, our Board, or the compensation committee. However, the compensation committee and our Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a Say-on-Pay vote.

It is expected that the next vote on a Say-on-Pay frequency proposal will occur at the 2028 annual meeting of stockholders.

Stockholders may cast their advisory vote to conduct advisory votes on executive compensation every “1 Year,” “2 Years,” or “3 Years,” or “Abstain.”

Our Board recommends a vote on Proposal No. 4 to hold Say-on-Pay votes every 3 years (as opposed to 1 year or 2 years).

Vote Required

A plurality of the votes cast for Proposal No. 4 will determine the stockholders’ preferred frequency for holding an advisory vote on executive compensation. This means that the option for holding an advisory vote every 1 year, 2 years, or 3 years receiving the greatest number of votes will be considered the preferred frequency of the stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name and Address(1)	Number of Shares Beneficially Owned as of April 4, 2022	Percentage of Outstanding Shares
Directors and Executive Officers of Tattooed Chef
Salvatore Galletti(2)	31,420,522	38.2%
Stephanie Dieckmann	500,000	0.6%
Giuseppe Bardari(3)	1,500,000	1.8%
Sarah Galletti(5)	—	—
Matthew Williams(4)	73,828	0.1%
Gaspare Guarrasi(4)	80,000	0.1%
David Boris(4)	4,935	0.0%
Edward Gelfand(4)	7,471	0.0%
Bryan Rosenberg(4)	7,471	0.0%
Paula Ciaramitaro(4)	9,930	0.0%
Jennifer Fellner(4)	7,471	0.0%
Ryan Olohan(4)	7,471	0.0%
Daniel Williamson(4)	259,930	0.3%
Marie Quintero-Johnson(4)	4,935	0.0%
All executive officers and directors as a group (14 individuals)		41.2%

____________

(1)      The business address of each of these entities or individuals is 6305 Alondra Boulevard, Paramount, California 90723. Calculated pursuant to Rule 13d-3(d) under the Exchange Act, shares of common stock not outstanding that are subject to options exercisable by the holder thereof within 60 days of April 4, 2022, are deemed outstanding for the purposes of calculating the number and percentage ownership by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(2)      Includes 654,312 shares held by Project Lily, LLC, a Delaware limited liability company (“Project Lily”). Project Lily is owned 52% by The Salvatore And Josan Galletti Revocable Family Trust, Dated March 30, 2005, 24% by Mr. Galletti’s daughter, Sarah Galletti (and our Chief Creative Officer), and 24% by his son, Abel Galletti. Salvatore Galletti has sole voting and investment power over the shares held by Project Lily. Mr. Galletti and Josan Galletti each have voting and investment power of any assets held by their trust. Josan Galletti disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest she may have therein, directly or indirectly.

(3)      Represents shares held by Pizzo Food Srls (“Pizzo”). Mr. Bardari owns 100% of Pizzo and has sole voting and investment power over the shares held by Pizzo.

(4)      Fully vested shares of common stock issued pursuant to an incentive award agreement under the Plan, except for, in the case of Mr. Williamson, 250,000 shares acquired by him in a private sale transaction.

(5)      Does not include any shares held by Project Lily. Sarah Galletti is an owner of Project Lily, as described in footnote 2, but does not have any voting or investment power over the shares held by Project Lily.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation of the named executive officers (“NEOs”) for fiscal years ended December 31, 2020 and December 31, 2021.

Name and Principal Position	Year	Base Salary ($)		Stock Awards ($)		Option Awards ($)	All Other Compensation ($)		Total ($)
Salvatore Galletti,	2020	$272,095	(5)	$100,000	(7)	$0	$14,972	(1)	$387,067
Chief Executive Officer	2021	$375,000		$0		$0	$0		$375,000
Giuseppe Bardari,	2020	$431,532	(2)	$0		$0	$0		$431,532
President of Ittella Italy	2021	$425,911	(2)	$0		$0	$50,000	(4)	$475,911
Stephanie Dieckmann,	2020	$163,846	(6)	$0		$0	$13,040,000	(3)	$13,203,846
Chief Financial Officer	2021	$280,423		$0		$0	$100,000	(4)	$380,423

____________

(1)      Consists of the value of use of a company-leased car.

(2)      Mr. Bardari’s compensation was paid in Euros. The amounts listed above were converted into United States dollars for presentation in the Summary Compensation Table based on the monthly exchange rate as of December 31, 2021. The monthly exchange rate used for the conversion was 1 Euro to 1.1831 United States dollars. As described below under “Employment Agreements,” we entered into an employment agreement with Mr. Bardari pursuant to which he earns 30,000 Euros per month for three years.

(3)      Consists of a one-time, merger-related bonus of $1,000,000 cash and stock valued at approximately $12,040,000. See “Narrative Disclosure to Summary Compensation Table — Change of Control and Severance Provisions,” and Note 3 to our consolidated financial statements included in our Annual Report on Form 10-K, filed on March 19, 2021.

(4)      Consists of discretionary bonus.

(5)      As described below under “Employment Agreements,” we entered into an employment agreement with Mr. Galletti that became effective October 15, 2020. The salary reported above includes the prorated amount of Mr. Galletti’s salary under this employment agreement from October 15, 2020 through December 31, 2020.

(6)      As described below under “Employment Agreements,” we entered into an employment agreement with Ms. Dieckmann that became effective October 15, 2020 and was amended on May 3, 2021. The salary reported above includes the prorated amount of Ms. Dieckmann’s salary under this employment agreement from October 15, 2020 through December 31, 2020, as well as the increase to her annual base salary, effective as of April 16, 2021, to reflect her appointment to CFO. Ms. Dieckmann was appointed as our CFO on April 15, 2021.

(7)      Grant of 4,935 fully vested shares of common stock issued pursuant to an incentive award agreement under the Plan. See “Director Compensation” below.

Narrative Disclosure to Summary Compensation Table

For 2021 and 2020, the principal elements of compensation provided to the named executive officers were base salaries and broad-based employee benefits.

Base Salary.    Base salaries are generally set at levels deemed necessary to attract and retain individuals with superior talent commensurate with their relative expertise and experience.

All Other Compensation.    Except for the one-time merger-related bonus to our Chief Financial Officer, all other compensation generally consists of a discretionary bonus or the value of a company-provided car.

Retirement Benefits.    We did not maintain or provide defined benefit pension, nonqualified deferred compensation or qualified defined contribution plans for the named executive officers.

Employment Agreements.    We have entered into employment agreements with Salvatore Galletti, Stephanie Dieckmann, and Giuseppe Bardari.

Employment Agreement with Salvatore Galletti

Under the terms of Mr. Galletti’s employment agreement, Mr. Galletti serves as our Chief Executive Officer and President and earns a base salary of $375,000 per year for three years. During the term of Mr. Galletti’s employment agreement and for one year after termination, Mr. Galletti will be bound by non-competition and non-solicitation obligations. If Mr. Galletti is terminated without cause or resigns for good reason he will be entitled to his base salary for one year as a severance payment.

Employment Agreement with Stephanie Dieckmann

Under the terms of Ms. Dieckmann’s employment agreement, as amended, Ms. Dieckmann serves as our Chief Financial Officer and earns a base salary of $310,000 per year for three years. During the term of Ms. Dieckmann’s employment agreement and for one year after termination, Ms. Dieckmann will be bound by non-competition and non-solicitation obligations. If Ms. Dieckmann is terminated without cause or resigns for good reason she will be entitled to her base salary for one year as a severance payment.

Employment Agreement with Giuseppe Bardari

Under the terms of Mr. Bardari’s employment agreement, Mr. Bardari serves as President of Ittella Italy S.R.L., a wholly-owned subsidiary of the Company, and earns a base salary of 30,000.00 Euros per month for three years. During the term of Mr. Bardari’s employment agreement and for one year after termination, Mr. Bardari will be bound by non-competition and non-solicitation obligations.

Potential Payments upon Termination or Change in Control

Except as discussed above, no named executive officer has a contractual or other entitlement to severance or other payments upon termination or a change in control.

Outstanding Equity Awards at 2021 Year-End

Other than a grant of 4,935 made to all of our directors, including Mr. Galletti (as discussed below), none of the NEOs named above held any equity awards as of December 31, 2021.

DIRECTOR COMPENSATION

During 2021, our directors received the stock and cash compensation described below:

	Shares	Stock Value	Cash	Total
Paula Ciaramitaro	4,995	$99,983	$17	$100,000
Jennifer Fellner	2,536	$48,000	$52,000	$100,000
Ed Gelfand	2,536	$48,000	$77,000	$125,000
Ryan Olohan	2,536	$48,000	$52,000	$100,000
Bryan Rosenberg	2,536	$48,000	$77,000	$125,000
Dan Williamson	4,995	$99,983	$17	$100,000
Salvatore Galletti	—	—	$100,000	$100,000
David Boris	—	—	$100,000	$100,000
Marie Quintero-Johnson	—	—	$100,000	$100,000

OTHER COMPENSATION PRACTICES, POLICIES AND GUIDELINES

Insider Trading Policy

Our insider trading policy prohibits directors, officers, employees, and consultants (including each of our NEOs), as well as certain family members, others living in the covered person’s household, and entities whose transactions in our securities are subject to his or her influence or control, from trading in our securities (or securities of any other company with which we do business) while in possession of material nonpublic information, other than in connection with a Rule 10b5-1 plan adopted in compliance with the policy. Such individuals are also restricted from engaging in hedging transactions on our common stock, pledging our common stock, or from engaging in short sale transactions, credit default swaps, and transactions in options (other than the exercise of stock options granted under our equity incentive plans), puts, calls, or other derivative securities tied to our securities without prior approval from our Chief Financial Officer.

In addition, before any of our directors or executive officers engages in certain transactions involving our securities, such director or executive officer must obtain pre-clearance and approval of the transaction from our Chief Financial Officer.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2021 to which we have been a participant, in which:

•        the amount involved exceeded or will exceed $120,000; and

•        any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation” or that were approved by our compensation committee.

We believe the terms obtained or consideration that it paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s-length transactions.

Registration Rights

We have entered into agreements that provide certain holders of our securities, including our Chief Executive Officer and Chief Financial Officer, registration rights with respect to certain securities.

Option Grants

We have entered into two option agreements with Thomas Matthew Williams, our Chief Growth Officer. Mr. Williams was awarded options to purchase a total of 300,000 shares of our common stock, subject to vesting conditions.

We have entered into an option agreement with Gaspare Guarrasi, our Chief Operating Officer. Mr. Guarrasi was awarded options to purchase 240,000 shares of our common stock, subject to vesting conditions.

Indebtedness

In January 2009, we entered into a promissory note with Salvatore Galletti as the lender in the amount of $50,000, which matured on December 31, 2020. This note bore interest at 4.75% over the prime rate, and was repaid on January 6, 2020.

We entered into a credit agreement with Mr. Galletti for a $1.20 million revolving line of credit in January 2007. Monthly interest accrued at 4.75% above the Prime Rate on any outstanding balance. For the years ended December 31, 2021, and 2020, respectively, no fees were paid to Mr. Galletti. This agreement originally expired on December 31, 2021, but was amended from time to time and extended to December 31, 2024. The outstanding balance of the line of credit was $0 at both of December 31, 2021 and 2020. On October 1, 2021, this revolving credit agreement was early terminated by both parties without penalty or fees.

In June 2010, we entered into a promissory note with Mr. Galletti as the lender in the amount of $150,000, which bore interest at 8.0% per annum. This note was repaid on June 2, 2020.

Leases

A wholly-owned subsidiary of ours, Ittella Properties, LLC, leases two buildings from two separate entities which are both under the common ownership of Salvatore Galletti. Ittella Properties was formed to own and manage the properties leased in these arrangements. Ittella Properties is a variable interest entity and Ittella Parent consolidates this entity’s accounts in its consolidated financial statements as of 2021 and 2020.

Indemnification Agreements and Directors and Officers Liability Insurance

Our certificate of incorporation and Bylaws limit the personal liability of our directors to our stockholders or us for monetary damages in any proceeding by reason of the fact that he or she is or was a director or officer of ours to the fullest extent permitted by the Delaware General Corporation Law. In addition, we maintain directors’

and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts. We have entered into indemnification agreements with our officers and directors.

Policies and Procedures for Related Person Transactions

The Delaware General Corporation Law and our certificate of incorporation and Bylaws contain customary provisions relating to the approval of related party transactions.

Our Board has adopted a written related person transaction policy that set forth the policies and procedures for the review and approval or ratification of related person transactions. Our policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our Chief Financial Officer any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we are or will be a participant and the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest) and all material facts with respect thereto. The Chief Financial Officer will promptly communicate the information to our audit committee or another independent body of our Board. No related person transaction will be entered into without the approval or ratification of our audit committee or another independent body of our Board. It is our policy that directors interested in a related person transaction will recuse themselves from any such vote. Our policy does not specify the standards to be applied by its audit committee or another independent body of its board of directors in determining whether or not to approve or ratify a related person transaction, although such determinations will be made in accordance with Delaware law.

WHERE TO GET ADDITIONAL INFORMATION

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act may be accessed free of charge through our website as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. The address of that website is https://ir.tattooedchef.com/.

COST OF PROXY STATEMENT

We will bear the cost of the solicitation of proxies on behalf of our Board. In addition to the use of the mail, proxies may be solicited by us personally, by telephone, or by similar means. None of our directors, officers, or employees will be specifically compensated for those activities. We do not expect to pay any compensation for the solicitation of proxies. However, we will reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons holding our shares in their names, or in the names of nominees, at approved rates for their reasonable expenses in forwarding proxy materials to beneficial owners of securities held of record by them and obtaining their proxies.

STOCKHOLDER COMMUNICATIONS

We provide an informal process for stockholders to send communications to our Board and its members. Stockholders who wish to contact our Board or any of its members may do so by writing to Tattooed Chef, Inc., 6305 Alondra Blvd., Paramount, CA, 90723. At the direction of our Board, all mail received will be opened and screened for security purposes. Correspondence directed to an individual Board member is referred to that member. Correspondence not directed to a particular Board member is referred to our Secretary, Stephanie Dieckmann, care of Tattooed Chef, Inc., 6305 Alondra Blvd., Paramount, CA, 90723.

HOW TO SUBMIT STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Stockholder Proposals for Inclusion in 2023 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2023 proxy statement. Any such proposal must be submitted in writing by December 17, 2023 to our Secretary, Stephanie Dieckmann, care of Tattooed Chef, Inc., 6305 Alondra Blvd., Paramount, CA, 90723. If we change the date of our 2023 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Stockholder Director Nominations for Inclusion in 2023 Proxy Statement.

Under our Bylaws, written notice of stockholder nominations to our Board that are to be included in the proxy statement pursuant to the proxy access provisions in Article III, Section 5(b)(1) of our Bylaws must be delivered to our Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Accordingly any eligible stockholder who wishes to have a nomination considered at the 2023 annual meeting and included in our proxy statement must deliver a written notice (containing the information specified in our Bylaws regarding the stockholder and the proposed nominee) to our Secretary between February 2, 2023 and March 4, 2023.

OTHER BUSINESS

Management knows of no other business that will be presented at the Annual Meeting other than that which is set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretionary authority to vote on such matter.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet, Smartphone or Tablet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail TATTOOED CHEF, INC.. Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 1, 2022. VOTE BY INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. VOTE AT THE MEETING – If you plan to attend the virtual online annual meeting, you will need your 12 digit control num-ber to vote electronically at the annual meeting. To attend the annual meeting, visit: https://www.cstproxy.com/tattooedchef/2022 MOBILE VOTING – On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3, AND FOR 3 YEARS ON PROPOSAL 4. Please mark your votes like this 1. Election of Directors (1) Jennifer Fellner (2) David Boris (3) Marie D. Quintero-Johnson WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) FOR all Nominees listed to the left 3.                          Advisory vote to approve executive compensation. 4. Advisory vote on the frequency of stockholder votes on executive compensation. Please mark your votes like this FOR AGAINST ABSTAIN (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 3 Years 2 Years 1 Year ABSTAIN 2. Ratification of Deloitte & Touche, LLP as independent registered public accounting firm. FOR AGAINST ABSTAIN CONTROL NUMBER Signature___________________________________Signature, if held jointly___________________________________ Date____________, 2022 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 2, 2022 To view the 2022 Proxy Statement, 2021 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/tattooedchef/2022 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TATTOOED CHEF, INC. PROXY The undersigned appoints Salvatore Galletti and Stephanie Dieckmann, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Tattooed Chef, Inc. held of record by the undersigned at the close of business on April 4, 2022 at the Annual Meeting of Stockholders of Tattooed Chef, Inc. to be held on June 2, 2022, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE CLASS I NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND FOR 3 YEAR FREQUENCY ON SAY-ON-PAY VOTES WITH RESPECT TO PROPOSAL 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)